CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We consent to the use in this Registration Statement on Form S-1 of our  report included herein for the period ended December 31, 2006 dated  March 12, 2007, relating to the financial statements of Estore of NY,Inc., and to the reference to our firm under the caption “ Experts” in this Registration Statement.

/s/ Drakeford & Drakeford, LLC

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Drakeford & Drakeford,LLC

Certified Public Accountants

New York, New York

March 15, 2007